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                                                             EXHIBIT (a)(1)(iii)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                              USA DETERGENTS, INC.
                             AT $7.00 NET PER SHARE

            PURSUANT TO THE OFFER TO PURCHASE, DATED APRIL 12, 2001,

                                       OF

                             US ACQUISITION CORP.,

                          A WHOLLY-OWNED SUBSIDIARY OF

                           CHURCH & DWIGHT CO., INC.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
          TIME, ON FRIDAY, MAY 18, 2001, UNLESS THE OFFER IS EXTENDED.

     This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.01 per share (the "Shares" and the certificates representing such Shares, the "Share Certificates"), of USA
Detergents, Inc. are not immediately available or time will not permit the Share
Certificates and all required documents to reach the Depositary (as defined in the Offer to Purchase) on or prior to the Expiration Date (as defined in the Offer to Purchase) or if the procedures for delivery by book-entry transfer, as set forth in the Offer to Purchase, cannot be completed on a timely basis. This
Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary. See the Offer to Purchase.

                        The Depositary for the Offer is:

                          MELLON INVESTOR SERVICES LLC

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
            By Mail:                          By Hand:                   By Overnight Delivery:
   Reorganization Department         Reorganization Department         Reorganization Department
         P.O. Box 3301                120 Broadway, 13th Floor             85 Challenger Road
       South Hackensack,              New York, New York 10271             Mail Stop -- Reorg
        New Jersey 07606                                                    Ridgefield Park,
                                                                            New Jersey 07660

  By Facsimile Transmission:                        Confirmation Receipt of Facsimile
  (For Eligible Institutions Only)                  by Telephone Only:

(201) 296-4293                                      (201) 296-4860

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

     THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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Ladies and Gentlemen:

     The undersigned hereby tenders to US Acquisition Corp., a Delaware corporation (the "Purchaser") and wholly-owned subsidiary of Church & Dwight Co., Inc., a Delaware corporation, in accordance with the terms and subject to the conditions set forth in Purchaser's Offer to Purchase, dated April 12, 2001 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the procedures for guaranteed delivery set forth in the Offer to Purchase.

Certificate Nos. (If Available)

Number of Shares:

(Check if Shares will be tendered by book-entry transfer)  [ ]

Account Number:

Dated: , 2001

Name(s) of Record Holder(s)

                                          (PLEASE TYPE OR PRINT)

Address(es)

Zip Code

Area Code and Tel. No(s)

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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP), or any other "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 ("Exchange Act"), (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under Exchange Act, (b) represents that such tender of Shares complies with Rule 14e-4 under the Exchange Act, and
(c) guarantees to deliver to the Depositary either the Share Certificates evidencing all tendered Shares, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in either case, together with the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three (3) New York Stock Exchange trading days after the date hereof. The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such eligible guarantor institution.

Name of Firm

Authorized Signature

Name

                                (PLEASE PRINT OR TYPE)

Title

Address

Zip Code

Area Code and Tel. No.

Dated ____________________, 2001

NOTE: DO NOT DELIVER SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES
      SHOULD BE DELIVERED WITH YOUR LETTER OF TRANSMITTAL.

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